                                                                    EXHIBIT 99.2

                         (HEALTHCARE REALTY TRUST LOGO)

                                  NEWS RELEASE
--------------------------------------------------------------------------------

          Contact: Timothy G. Wallace, Executive Vice President and Chief Financial Officer, (615) 269-8175



                        HEALTHCARE REALTY TRUST ANNOUNCES
                              FIRST QUARTER RESULTS

         NASHVILLE, Tennessee April 25, 2002 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2002. Revenues for the first quarter totaled $49.7 million, compared with the prior year's $48.2 million. Net income for the period was $19.8 million, or $0.44 per diluted common share, versus $20.6 million, or $0.47 per diluted common share, for the first quarter of 2001. Diluted funds from operations, comprised primarily of net income and depreciation from real estate, totaled $27.6 million for the first quarter ended March 31, 2002, compared with $26.6 million for the first quarter ended March 31, 2001. Funds from operations, per diluted common share, for the first quarter ending March 31, 2002 was $0.67, compared with $0.66 for the first quarter 2001.

         Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. The Company's portfolio is comprised of nine major facility types, located in 29 states nationwide, and operated pursuant to contractual arrangements with 62 healthcare providers. The Company has investments of approximately $1.6 billion in 238 real estate properties or mortgages, totaling approximately 11.3 million square feet. The Company provides property management or asset management services to almost six million square feet nationwide.

        The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter's operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties.
   These risks are discussed in a 10-K filed with the SEC by Healthcare Realty
     Trust for the year ended December 31, 2001. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.


                                     -MORE-

HR Reports First Quarter Results
Page 2
April 25, 2002

                      HEALTHCARE REALTY TRUST INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                         ------------------------------
                                                                            2002               2001
                                                                         ------------       -----------
Revenues:
 Master lease rental income                                              $     24,896       $    25,087
 Property operating income                                                     19,092            16,450
 Straight line rent                                                             1,181             1,748
 Mortgage interest income                                                       3,784             4,539
 Management fees                                                                  314               342
 Interest and other income                                                        386                63
                                                                         ------------       -----------
                                                                               49,653            48,229
                                                                         ------------       -----------
Expenses:
 General and administrative                                                     2,508             2,035
 Property operating expenses                                                    7,463             6,191
 Interest                                                                       8,939             9,785
 Depreciation                                                                  10,523            10,112
 Amortization                                                                      43                80
                                                                         ------------       -----------
                                                                               29,476            28,203
                                                                         ------------       -----------

Net income before net gain (loss) on sale of real estate properties      $     20,177       $    20,026

Net gain (loss) on sale of real estate properties                                (329)              618
                                                                         ------------       -----------

Net income                                                               $     19,848       $    20,644
                                                                         ============       ===========

Net income per common share - Basic                                      $       0.45       $      0.48
                                                                         ============       ===========

Net income per common share - Diluted                                    $       0.44       $      0.47
                                                                         ============       ===========

Funds from operations - Basic                                            $     27,576       $    26,566
                                                                         ============       ===========

Funds from operations - Diluted                                          $     27,576       $    26,637
                                                                         ============       ===========

Funds from operations per common share - Basic                           $       0.68       $      0.67
                                                                         ============       ===========

Funds from operations per  common share - Diluted                        $       0.67       $      0.66
                                                                         ============       ===========

Weighted average common shares outstanding - Basic                         40,486,486        39,628,676
                                                                         ============       ===========

Weighted average common shares outstanding - Diluted                       41,434,098        40,540,420
                                                                         ============       ===========


Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.



                                      -END-